Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

IceCure Medical Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Other	Non-transferable subscription rights to purchase units (2)	—	—	—	—		—	—

	Equity	Units consisting of the Registrant’s ordinary shares, no par value per share (the “Ordinary Shares”), and warrants to purchase Ordinary Shares	457(o)	—		$10,000,000		0.00015310	$1,531

	Equity	Ordinary Shares included as a part of the Units	—	—	—	—		—	—

	Equity	Warrants to purchase Ordinary Shares included as part of the Units (3)	457(g)	—	—	—		—	—

	Equity	Ordinary Shares issuable upon exercise of the warrants (4)	457(o)	—	—	10,000,000		0.00015310	$1,531

	Equity	Pre-funded warrants in lieu of Ordinary Shares included in Units (4)	457(g)	—	—	—		—	—

	Equity	Ordinary Shares issuable upon exercise of the pre-funded warrants (4)(5)	457(o)	—	—		(5)	0.00015310	—

Fees Previously Paid	—	—	—	—	—	—		—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—		—	—	—	—	—	—

	Total Offering Amounts					$20,000,000		—	$3,062.00			—	—
	Total Fees Previously Paid								$5,787.18
	Total Fee Offsets								—
	Net Fee Due								$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act, as amended (the “Securities Act”).

(2)	Non-transferable subscription rights to purchase Units are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the subscription rights because the subscription rights are being registered in the same registration statement as the securities of the Registrant underlying the subscription rights.

(3)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Ordinary Shares of the Registrant issuable upon exercise of the warrants.

(4)	In addition to the Ordinary Shares set forth in this table, pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of Ordinary Shares as may become issuable upon exercise of these securities as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

(5)	The maximum aggregate offering price of the Ordinary Shares will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants included in Units issued in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Ordinary Shares included in Units issued in the offering. Accordingly, the proposed maximum aggregate offering price of the ordinary shares and pre-funded warrants (including the Ordinary Shares issuable upon exercise of the pre-funded warrants), if any, included in Units is $10,000,000.

Table 2-Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
						Rule 457(p)
Fee Offset Claims	IceCure Medical Ltd.	F-1	333-282652 (1)	October 15, 2024		$5,511.60	Equity	Ordinary Shares, no par value per share/pre-funded warrants to purchase Ordinary Shares/Ordinary Shares underlying the pre-funded warrants to purchase Ordinary Shares/warrants to purchase Ordinary Shares/Ordinary Shares underlying the warrants to purchase Ordinary Shares		$36,000,000	$5,511.60
	IceCure Medical Ltd.	F-1/A	333-282652(1)	November 5, 2024		$275.58	Equity	Ordinary Shares underlying the warrants to purchase Ordinary Shares		$1,800,000	$275.58

(1)	The Registrant paid an initial registration fee of $5,511.60 in connection with the registration of an aggregate offering price of $36,000,000 of the Registrant’s Ordinary Shares, no par value per share, pre-funded warrants to purchase Ordinary Shares and warrants to purchase Ordinary Shares under the Registration Statement on Form F-1 (File No. 333-282652), filed on October 15, 2024 as amended on November 5, 2024 and on November 8, 2024 (the “Prior F-1”). The Registrant paid an additional registration fee of $275.58 in connection with the registration of an additional aggregate offering price of $1,800,000 of the Registrant’s warrants to purchase Ordinary Shares under an amendment to the Prior F-1, filed on November 5, 2024. The Prior F-1 was not declared effective by the Securities and Exchange Commission and no securities were issued or sold thereunder. The Prior F-1 was withdrawn by filing a Form RW on June 15, 2025. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the initial filing of this Registration Statement is offset by (a) $5,511.60, representing the fee paid in connection with the initial filing Prior F-1 on October 15, 2024, and (b) $275.58, representing the fee paid in connection with the first amendment to the Prior F-1, filed on November 5, 2024.